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

                        HOMESIDE LENDING, INC.
   EXHIBIT 12.1(a) - COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES
                    (Dollar Amounts in thousands)

The following table sets forth the ratio of earnings to fixed charges of HomeSide Lending, Inc. for the three months ended August 31, 1997, the three months ended August 31, 1996, and for the six months ended August 31, 1997 and the period from March 16, 1996 to August 31, 1996. The ratio of earnings to fixed charges is computed by dividing net fixed charges (interest expense on all debt plus the interest portion of rent expense) into earnings before income taxes and fixed charges.


                                      For the Three    For the Three     For the Six    For the Period from
                                      Months Ended     Months Ended     Months Ended     March 16, 1996
                                     August 31, 1997  August 31, 1997  August 31, 1996  August 31, 1996
                                     ---------------  ---------------  ---------------  ---------------
Earnings before income taxes         $     36,898     $     23,125     $   70,171       $    36,603
                                     ---------------  ---------------  ---------------  ---------------
Interest expense                           19,811           17,684         37,873            30,276
Interest portion of rental expense            325              411            647               670
                                     ---------------  ---------------  ---------------  ---------------
Fixed charges                              20,136           18,095         38,520            30,946
                                     ---------------  ---------------  ---------------  ---------------
Earnings before fixed charges              57,034           41,220        108,691            67,549
                                     ---------------  ---------------  ---------------  ---------------
Fixed charges:
--------------
Interest Expense                           19,811           17,684         37,873            30,276
Interest portion of rental expense            325              411            647               670
                                     ---------------  ---------------  ---------------  ---------------
Fixed charges                              20,136           18,095         38,520            30,946
                                     ---------------  ---------------  ---------------  ---------------
Ratio of earnings to fixed charges   $       2.83     $       2.28     $     2.82       $      2.18
                                     ===============  ===============  ===============  ===============